UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353, Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Notes and Warrants

On February 1, 2024, Streamline Health Solutions, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors, including certain directors and officers of the Company (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors unsecured subordinated promissory notes (the “Notes”) in the aggregate principal amount of $4.4 million and warrants (the “Warrants”) to purchase up to an aggregate of 4,052,631 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in a private placement (the “Debt Private Placement”). The closing of the Debt Private Placement occurred on February 7, 2024 (the “Closing Date”).

In connection with the Debt Private Placement, the Investors and each of the Company’s directors and officers agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, for a period commencing on the date of the lock-up agreement and ending 90 days from the Closing Date.

Notes

The Notes bear interest at a rate of 15% per annum and mature on August 7, 2026 (the “Maturity Date”). All accrued and unpaid interest on the Notes will be capitalized and added to the outstanding principal balance of the Notes and will be payable in cash on the Maturity Date. The Company may redeem the Notes, in whole or in part, prior to the Maturity Date without any premium or penalty. In the event the Company prepays any portion of the then outstanding principal balance of the Notes on or before the twelve (12) month anniversary of the Closing Date, in addition to such prepayment of the principal balance, the Company must pay to the Investors a prepayment fee (in accordance with the each Investor’s pro-rata share of the Notes) in an amount equal to the amount of interest that would have accrued but for the prepayment from the date of such prepayment through such twelve (12) month anniversary of the Closing Date.

The rights of each Investor to receive payments under the Notes are subordinate to the rights of Western Alliance Bank (“WAB”), pursuant to a subordination agreement which the Investors entered into with WAB concurrently with the Debt Private Placement.

Warrants

The Warrants have an exercise price of $0.38, are immediately exercisable, and will expire on the fourth anniversary of the Closing Date. The Warrants are subject to customary adjustments for certain transactions affecting the Company’s capitalization. The terms of the Warrants preclude a holder thereof from exercising such holder’s Warrants, and the Company from giving effect to such exercise, if after giving effect to the issuance of Common Stock upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon such exercise.

The Notes and the Warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the Common Stock underlying the Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Notes, the Warrants and the Common Stock underlying the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements and in accordance with applicable state securities laws. The securities were offered and sold to “accredited investors” as that term is defined in Rule 501(a) under the Securities Act.

Sale of Common Stock

On February 6, 2024, the Company completed the sale of 263,158 shares of Common Stock to an accredited investor at a purchase price of $0.38 per share for an aggregate purchase price of $100,000.

The Common Stock described above was offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and has not been registered under the Securities Act or applicable state securities laws. Accordingly, the Common Stock may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements and in accordance with applicable state securities laws. The Common Stock was offered and sold to an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act.

The foregoing descriptions of the Debt Private Placement, the Securities Purchase Agreement, the Notes and the Warrants are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 7, 2024, the Company and certain of its subsidiaries entered into a Third Modification and Waiver (the “Third Modification”) to Second Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”) with WAB. The Third Modification amended certain financial covenants in the Loan and Security Agreement, including updating the maximum debt-to-EBITDA ratio thresholds and removing the minimum cash and maximum debt-to-annualized recurring revenue requirements. The Third Modification also requires the Company to achieve certain modified quarterly adjusted EBITDA levels. The Loan and Security Agreement also includes negative covenants, subject to exceptions, which limit transfers, capital expenditures, indebtedness, certain liens, investments, acquisitions, dispositions of assets, restricted payments and the business activities of the Company, as well as customary representations and warranties, affirmative covenants and events of default, including cross defaults and a change of control default.

The foregoing description of the terms of the Third Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Modification, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2024, the board of directors (the “Board”) of the Company increased the size of the Board to seven members and appointed Benjamin L. Stilwill and Matthew Etheridge to serve as directors of the Company, effective as of the closing of the Debt Private Placement on February 7, 2024.

Matthew W. Etheridge, age 51, is a private investor with over 20 years of investment management experience, with a primary focus on healthcare services and information technology. Previously, Mr. Etheridge was a Managing Partner of Perry Capital LLC, a private investment management firm, where he was Co-Portfolio Manager of the firm’s healthcare group, which managed public and private investments in healthcare and other industries. Prior to joining Perry Capital in 2001, Mr. Etheridge was an investment analyst for Stanford Management Company, the investment manager of Stanford University’s endowment. Prior to joining Stanford Management in 1997, Mr. Etheridge was a consultant with McKinsey & Company. Mr. Etheridge received his J.D. from Stanford Law School and his A.B. in Economics from Stanford University. Mr. Etheridge currently serves on the boards of Lightbeam Health Solutions, Conversio Health, and Healthmine. He previously served on the boards of Universal American Corp (NYSE: UAM), naviHealth, and S.A.C. Re.

Mr. Stilwill’s biography is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 11, 2023.

In connection with his appointment, the Board approved a grant of restricted common stock and cash to Mr. Etheridge in an aggregate amount of $167,000. Mr. Stilwill and Mr. Etheridge will also be entitled to reimbursement of their expenses incurred in connection with the performance of their services as directors.

Neither Mr. Stilwill nor Mr. Etheridge have any family relationship with any director or executive officer of the Company, nor any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 7, 2024, the Company issued a press release announcing the closing of the Debt Private Placement and the Common Stock Private Placement, the Third Modification and the appointment of Mr. Stilwill and Mr. Etheridge. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, by and among Streamline Health Solutions, Inc. and each purchaser identified on the signature pages thereto
10.2	Form of Promissory Note
10.3	Third Modification to Second Amended and Restated Loan and Security Agreement, dated February 7, 2024, by and between Streamline Health Solutions, Inc. and certain of its subsidiaries party thereto, and Western Alliance Bank
99.1	Press release, dated February 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Streamline Health Solutions, Inc.

By:	/s/ Wyche T. “Tee” Green, III
Name:	Wyche T. “Tee” Green, III
Title:	Executive Chairman

Date: February 7, 2024